UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009 (September 15, 2009)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02  Termination of a Material Definitive Agreement

     On September 21, 2009, ADCO Surgical Supply, Inc. (“ADCO”) (a wholly-owned subsidiary of Nyer Medical Group, Inc. (the “Company”)) terminated its financing arrangement with KeyBank National Association (the “Bank”).  The total amount outstanding under this arrangement, $300,000 principal amount plus $700 of accrued interest, was repaid to the Bank.  The line of credit in the maximum principal amount of $300,000 (the “Line of Credit”) was used as working capital for the Company and was secured by a lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine (the “Property”).  The Property was sold as of September 21, 2009 and a portion of the proceeds was used to pay off the Line of Credit.  For a description of the material terms of the purchase agreement relating to the Property, please see the Company’s Current Report on Form 8-K filed August 31, 2009.  In connection with the termination of the Line of Credit, a related guaranty by the Company in favor of the Bank was terminated, as well as ADCO’s promissory note and mortgage in favor of the Bank.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, the Company received a letter from the Nasdaq Stock Market notifying it of its failure to maintain a minimum closing bid price of $1.00 per share for its shares of common stock for the prior 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The letter provides that the Company has until March 15, 2010 to regain compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance with the Bid Price Rule by March 15, 2010, the Nasdaq Stock Market will determine whether the Company meets the Nasdaq Capital Market initial listing criteria except for the Bid Price Rule. If it meets the initial listing criteria, the Nasdaq Stock Market will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Nasdaq Stock Market will provide the Company with written notification that its shares of common stock will be delisted. At that time, the Company may appeal the determination to delist its shares of common stock to a Nasdaq Hearings Panel.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

Item 9.01.  Financial Statements And Exhibits.

(d)  Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press Release of the Company, dated September 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nyer Medical Group, Inc.

Date: September 21, 2009	By: /s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer